Cohen & Co®

Cohen & Company, Ltd.

COHEN & COMPANY, LTD.
Registered with the Public Company Accounting Oversight Board

800.229.1099 | 866.818.4538 FAX | cohenco.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 24, 2026, relating to the financial statements and financial highlights of Victory Portfolios II comprising the identified funds in Attachment A, which are included in Form N-CSR for the year ended June 30, 2026, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Additional Information” in the Statements of Additional Information.

We also hereby consent to the references to our firm in this Registration Statement on Form N-1A of VictoryShares Pioneer Active Credit ETF, VictoryShares Pioneer Mortgage-Backed Securities ETF, VictoryShares Pioneer Equity Premium Income ETF, VictoryShares Municipal High Yield ETF, VictoryShares Short-Duration Municipal ETF and VictoryShares WestEnd Dynamic Equity ETF, each a series of Victory Portfolios II, under the heading “Additional Information” in the Statements of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

October 26, 2026

Attachment A

Victory Portfolios II – June 30, 2026

Victory Market Neutral Income Fund VictoryShares US 500 Volatility Wtd ETF VictoryShares US Large Cap High Div Volatility Wtd ETF VictoryShares US Small Cap High Div Volatility Wtd ETF VictoryShares Dividend Accelerator ETF VictoryShares US Multi-Factor Minimum Volatility ETF VictoryShares US 500 Enhanced Volatility Wtd ETF VictoryShares US EQ Income Enhanced Volatility Wtd ETF VictoryShares Free Cash Flow ETF

VictoryShares Small Cap Free Cash Flow ETF

VictoryShares Free Cash Flow Growth ETF VictoryShares International Free Cash Flow ETF VictoryShares International Free Cash Flow Growth ETF VictoryShares Short-Term Bond ETF

VictoryShares Core Intermediate Bond ETF VictoryShares Core Plus Bond ETF VictoryShares Corporate Bond ETF VictoryShares Pioneer Asset-Based Income ETF VictoryShares US Value Momentum ETF VictoryShares US Small Mid Cap Value Momentum ETF VictoryShares International Value Momentum ETF VictoryShares Emerging Markets Value Momentum ETF VictoryShares WestEnd U.S. Sector ETF VictoryShares WestEnd Global Equity ETF